EXHIBIT 99.1
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                          [ROYAL FINANCIAL, INC. LOGO]



                                                           FOR IMMEDIATE RELEASE
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                                                    Contact:  Mr. Donald A. Moll
                                                      Telephone:  (773) 382-2110
                                                    E-mail:  dmoll@royal-bank.us


            ROYAL FINANCIAL, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

         Chicago, IL, January 13, 2006 -- Royal Financial, Inc. (OTC Bulletin
Board: RYFL.OB) (the "Company"), the holding company of Royal Savings Bank, today announced that it has received regulatory approval to initiate a stock repurchase program pursuant to which the Company may repurchase up to 5% of its outstanding shares of common stock. The Company currently has 2,645,000 shares outstanding. The shares may be purchased from time to time in the open market or in privately negotiated transactions as market conditions warrant. Shares repurchased will be available for issuance under the Company's stock option plan and management recognition and retention plan, and for other general corporate purposes.

         Initially chartered in 1887, Royal Savings Bank offers a range of checking and savings products, a full line of home and personal loans and commercial lending solutions. Royal Savings Bank operates two branches in southern Chicago and one branch in the south suburbs of Chicago.